Exhibit 99.1
                                                     News Release
                                                     For Release April 24, 2003
                                                     10:00 A.M.

Contact: Joseph G. Sawyer, Senior Vice President & Chief Financial Officer or Robin D. Brown, Vice President & Director of Marketing
            (803) 951- 2265

Lexington, S.C. April 24, 2003 - Today First Community Corporation, the holding company for First Community Bank, reported financial results for the first quarter of 2003. Net income for the quarter was $450 thousand, an increase of 44.2% over the first quarter of 2002 net income of $312 thousand. Diluted earnings per share were $.27 for the first quarter of 2003 compared to $.19 in the first quarter of 2002, an increase of 42.1%. Return on average assets was ..9% for the first quarter of 2003 compared to .8% for the first quarter of 2002. Return on average equity was 9.8% for the first quarter of 2003 compared to 7.5% for the first quarter of 2002. Total assets were $213.7 million at the end of the first quarter of 2003 an increase of 26.6% over the first quarter of 2002 assets of $168.8 million. Shareholders' equity at the end of the first quarter of 2003 was $18.6 million an increase of 10.7% over the same period in 2002 which ended with shareholders' equity of $16.8 million. The per share numbers have been adjusted for the 5-for-4 stock split on February 28, 2002.

In addition to releasing first quarter earnings, the company also announced that the board of directors had approved a quarterly cash dividend. The company declared a $.05 per share dividend, payable May 15, 2003 to shareholders of record as of April 30, 2003.

Mike Crapps, president and chief executive officer commented on the company's recent performance by saying, "We are very pleased with the Company's performance during the first quarter of 2003, led by the 44.2% increase in earnings as compared to the same period last year" Crapps continued, "We are also pleased to be able to offer this cash dividend to our shareholders. This dividend is another tangible way to allow our shareholders to share in the success of the company."

First Community Corporation is the holding company for First Community Bank, a local community bank based in the midlands of South Carolina. First Community operates six banking offices located in Lexington, Forest Acres, Irmo, Gilbert, Cayce - West Columbia, and Chapin. First Community Corporation stock trades on the NASDAQ Small Cap Market under the symbol "FCCO".

Statements contained in this press release that are not historical facts are forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. Other factors that may cause actual results to differ from the forward-looking statements contained in this release and that may affect the company's prospects in general include, but are not limited to, changes in general economic and business conditions and such other factors as are described in the company's filings with the Securities and Exchange Commission.


                                      ###

FIRST COMMUNITY CORPORATION


INCOME STATEMENT DATA
(Dollars in thousands, except per share data)


                                                                              Three months ended
                                                                                  March 31,
                                                                          2003                  2002
                                                                         ------                ------

  Interest Income                                                    $    2,510            $    2,338
  Interest Expense                                                          656                   733
                                                                     ----------            ----------
  Net Interest Income                                                     1,854                 1,605
  Provision for Loan Losses                                                  52                   177
                                                                     ----------            ----------
  Net Interest Income After Provision                                     1,802                 1,428
                                                                     ----------            ----------

  Non Interest Income                                                       309                   248
  Non Interest Expense                                                    1,421                 1,198
                                                                     ----------            ----------
  Income Before Taxes                                                       690                   478
  Income Tax Expense                                                        240                   166
                                                                     ----------            ----------
  Net Income                                                         $      450            $      312
                                                                     ==========            ==========


  Primary Earnings Per Share                                         $     0.28            $     0.20
  Diluted Earnings Per Share                                         $     0.27            $     0.19



  Average Number of Shares Outstanding                                1,587,970             1,587,970
  Return on Average Assets                                                  0.9%                  0.8%
  Return on Average Equity                                                  9.8%                  7.5%
  Net Interest Margin                                                       4.0%                  4.4%

FIRST COMMUNITY CORPORATION



BALANCE SHEET DATA
(Dollars in thousand, except per share data)

                                                                                 At March 31,
                                                                          2003                  2002
                                                                         ------                ------

  Total Assets                                                       $  213,650            $  168,800
  Investment Securities                                                  65,620                51,141
  Loans                                                                 107,767                92,792
  Allowance for Loan Losses                                               1,662                 1,038
  Total Deposits                                                        187,306               146,032
  Other borrowings                                                        6,351                 4,906
  Shareholders' equity                                                   18,622                16,801

  Book Value Per Share                                               $    11.72            $    10.58
  Tangible Book Value Per Share                                      $    11.15            $     9.90
  Equity to Assets                                                          8.7%                 10.0%
  Loan to Deposit Ratio                                                    57.5%                 63.5%
  Allowance for Loan Losses/Loans                                           1.5%                  1.1%



Average Balances:
                                                                              Three months ended
                                                                                  March 31,
                                                                          2003                  2002
                                                                         ------                ------

  Average Total Assets                                               $  202,196            $  161,239
  Average Loans                                                         103,995                89,649
  Average Earning Assets                                                188,577               149,056
  Average Deposits                                                      175,294               138,310
  Average Other Short Term Borrowings                                     7,132                 4,938
  Average Shareholders' Equity                                           18,601                16,973

Asset Quality
  Nonperforming Loans                                                $      156            $      263
  Net Charge-offs (recoveries)                                       $      (85)           $      140
  Net Charge-offs to Average Loans                                          N/A                  0.63%


                                     Post Office Box 64 / Lexington, SC 29071